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                      AMENDMENT NO.2 TO LOAN AGREEMENT

     THIS AMENDMENT is made and entered into as of the 29th day of August, 1997, by and among Ballantyne of Omaha, Inc., a Delaware corporation (the "Borrower") and Norwest Bank Nebraska, National Association ("Bank").

                               W I T N E S S E T H :

     WHEREAS, Borrower and Bank have previously entered into Loan Agreement dated August 30, 1995 as amended by Amendment No. 1 to Loan Agreement dated 24th Nov, 1995 (the "Agreement");

     WHEREAS, Borrower and Bank have reached agreement regarding certain modifications to the Agreement; and

     WHEREAS, the parties desire to set forth their agreements regarding the above matters in this Amendment No. 2 to Loan Agreement ("Amendment No. 2").

     NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. All terms contained herein with an initial capitalized letter which are not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     2.     The definition of "Revolving Loan Commitment Amount" in Section
1.2 of the Agreement is hereby deleted and in substitution therefor, the following definition of "Revolving Loan Commitment Amount" is hereby added to the Agreement:

     REVOLVING LOAN COMMITMENT AMOUNT means $10,000,000.

     3.     Section 2.1(d) of the Loan Agreement is hereby deleted.

     4. This Amendment No. 2 is not intended to supersede or amend the Agreement or any documents executed in connection therewith except as specifically set forth herein. Nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower or waive any existing Events of Default, if any, under or pursuant to the Agreement. All of the covenants and obligations or Borrower under the Agreement and instruments, documents and agreements executed pursuant to the Agreement are hereby acknowledged, ratified and affirmed by Borrower.

     5.     Borrower represents and warrants to Bank as follows:

            a. The execution, delivery and performance by Borrower of this Amendment No. 2 have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of Borrower; (ii) result in any breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound; or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon


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     or with respect to any of the properties now owned or hereinafter acquired by Borrower except in favor of Bank; and

          b. No authorization, approval or other action by and notice to or filing with any governmental authority or regulatory body or any person or entity is required for the execution, delivery and performance by Borrower of this Amendment No. 2.

     6. Borrower agrees to reimburse Bank for all reasonable out-of-pocket expenses, including, but not limited to reasonable fees and disbursements of Bank's counsel in connection with the preparation and execution of this Amendment No. 2 and any documents related hereto.

     7. No failure on the part of Bank to exercise and no delay in exercising, any right under the Agreement as amended hereby shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     8. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISION OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date and year first above written.


                                     BALLANTYNE OF OMAHA, INC., a Delaware
                                     corporation




                                     By: /s/ JOHN WILMERS
                                         _________________________________
                                         John Wilmers
                                         President




                                     By: /s/ BRAD FRENCH
                                         _________________________________
                                         Brad French
                                         Secretary


                                     NORWEST BANK NEBRASKA, NATIONAL
                                     ASSOCIATION, a national banking
                                     association



                                     By: /s/ KEVIN MUNRO
                                         _________________________________
                                         Kevin Munro

                                     Its: Vice President
                                          _________________________________


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